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Exhibit 10.5

                              EMPLOYMENT AGREEMENT

         This Confidential Employment Agreement ("Agreement") is entered into this 15th day of January, 2001, by and between Pangea Petroleum Corporation (the "Company") and Mary E. Pollock (the "Employee").

         In consideration of the promises undertaken and the releases given in this Agreement, Employee and Company agree as follows:

         1. Term of Employment

Subject to the provisions of termination set forth below this agreement will begin on January 8, 2001, unless sooner terminated.

         2. Salary/Benefits

The Company shall pay Employee a salary of $5,000 per month, for the services as Senior Vice President, payable at regular payroll periods. The Employee will also be awarded 25,000 options to purchase Pangea S-8 Stock per month. The Employee may choose to reduce the cash salary and increase the number of options awarded each month. The conversion from cash to options will be $1,000 equals 5,000 options. The employee on a quarterly basis with at least one weeks written notice to the company may adjust the selection of amount of cash versus number of options. The options will have an exercise cost of $1.00 per share and will expire five (5) years from the date of issuance. In addition, Company will provide Medical Benefits for the Employee. Additionally, the Company shall pay Employee a signing bonus of 50,000 options to purchase Pangea Stock at an exercise cost of $1.00 per share and the options will have the same expiration date as shown above. The Employee will be awarded one percent (1%) of the net proceeds received by the Company upon the successful completion of the sale of any major Company Assets (major asset is defined as an asset whose sale price is $500,000 or more).

         3.   Duties and Position

The Company hires the Employee in the capacity of Senior Vice President. The Employee's duties may be reasonably modified at the Company's direction from time to time.

         4.   Employee to Devote Full Time to Company

The Employee will devote full time, attention, and energies to the business of the Company and during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage, unless approved by the Company. Employee is not

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prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

         5.   Confidentiality of Proprietary Information

Employee agrees during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

         6. Reimbursement of Expenses

The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

         7. Vacation

The Employee shall be entitled to a yearly vacation of four (4) weeks at full pay beginning at the date of employment.

         8. Disability

If Employee cannot perform the duties because of illness or incapacity for a period of more than ten (10) business days in succession, the compensation otherwise due during said illness or incapacity will be reduced by Seventy-five (75%) percent. The Employee's full compensation will be reinstated upon return to work.

         9. Relocation

The Company shall pay Employee 60,000stock options to cover the costs of relocating from Atlanta, Georgia to Houston, Texas. The options will have an exercise cost of $1.00 per share and will expire five (5) years from the date of issuance. Additionally, the Company will pay temporary travel and hotel costs to and from Atlanta and Houston until the relocation occurs (maximum time allowance is six (6) months).

         10.  Termination of Agreement

Without cause, the Company may terminate this agreement at any time upon thirty
(30) days' written notice to the Employee. If the Company requests, the Employee will continue to perform his/her duties and be paid his/her regular salary up to the date of termination. In addition, the Company will pay the


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Employee on the date of termination a severance allowance of three months pay less taxes and social security required to be withheld. With cause, the Company may terminate this agreement at any time. The Employee may terminate employment without notice. Employee may be required to perform his/her duties and will be paid the regular salary to date of termination but shall not receive a severance package allowance. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon 30 days' notice to the Employee and will pay severance should any of the following events occur:

               a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers or

               b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares or

               c) The Company's decision to terminate its business and liquidate its assets

               d) The merger or consolidation of the Company with another company.

               e)   Bankruptcy or Chapter 11 Reorganization.

         6. Death Benefit

Should Employee die during the term of employment; the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

         7. Assistance in Litigation

Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

         8. Effect of Prior

              Agreements This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

         9. Arbitration

Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

         10.  Limited Effect of Waiver by Company

Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate of be construed as a waiver of further breach by the Employee.


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         11. Severability If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

         12. Assumption of Agreement by Company's Successors and Assignees

The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

         13.  Oral Modifications Not Binding

This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. If may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.



PANGEA PETROLEUM, CORPORATION                   EMPLOYEE:

Charles B. Pollock                              Mary E. Pollock CEO


/s/                                             /s/
-------------------------------                 --------------------------------
Charles B. Pollock's Signature                  Employee's Signature


Date:  1/18/01                                  Date   1/18/01
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